Exhibit 99.2

PRODUCTIVETECH, INC.

FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2015 AND 2014

TABLE OF CONTENTS

Page

Financial Statements

Balance Sheet	1

Statement of Income and Changes in Retained Earnings	2

Statement of Cash Flows	3

Notes to Financial Statements	4

PRODUCTIVETECH, INC.

BALANCE SHEETS

	June 30,	December 31,
	2015	2014
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$44,844	$13,297
Accounts receivable	162,687	169,007
Inventory	13,042	9,041
Total current assets	220,573	191,345

Property and equipment, net	93,300	85,232
Other assets	20,913	8,119
Total assets	$334,786	$284,696

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Line of credit	$95,614	50,000
Accounts payable, trade	95,712	17,962
Notes payable, related parties	38,091	49,798
Current portion of long-term debt	9,337	12,006
Deferred revenue	16,815	25,711
Other liabilities	17,010	9,601
Total current liabilities	272,579	165,078

Long-term debt	15,384	20,881
Total liabilities	287,963	185,959

Commitments

Stockholders' equity
Common stock, no par value, 100 shares authorized and issued	5,000	5,000
Retained earnings	41,823	93,737
Total stockholders' equity	46,823	98,737
Total liabilities and stockholders' equity	$334,786	$284,696

See accompanying notes to the financial statements.

PRODUCTIVETECH, INC.

STATEMENTS OF INCOME AND CHANGES IN RETAINED EARNINGS

	(Unaudited)
	Six Months Ended June 30,
	2015	2014

Revenues
Service	$696,326	$627,038
Product	206,317	290,520
Total Revenues	902,643	917,558

Cost of revenues
Service	323,277	288,366
Product	169,027	219,189
Cost of revenues	492,304	507,555

Gross profit	410,339	410,003

Operating expenses
General and administrative expenses	366,325	283,499

Income from operations	44,014	126,504

Other income (expense)
Interest Expense	(4,472)	(1,961)
Income, other	2,544	1,193
	(1,928)	(768)

Income before income taxes	42,086	125,736

Income tax expense	1,000	825

Net income	41,086	124,911

Retained earnings, beginning of period	93,737	46,800

Distributions	(93,000)	(69,000)
Retained earnings, end of period	$41,823	$102,711

See accompanying notes to the financial statements.

PRODUCTIVETECH, INC.

STATEMENTS OF CASH FLOWS

	(Unaudited)
	Six Months Ended
	June 30,	June 30,
	2015	2014
Cash flows from operating activities
Net income	$41,086	$124,911
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	15,457	11,681
Changes in assets and liabilities
Accounts receivable	6,320	10,156
Inventory	(4,001)	(9,974)
Accounts payable	77,750	23,481
Deferred revenue	(8,896)	(26,144)
Other liabilities	7,409	8,347
Net cash provided by operating activities	135,125	142,458

Cash flows from investing activities
Acquisition of property, plant and equipment	(23,525)	(12,552)
Loan to stockholder	(20,000)	-
Loan to employees	(587)	-
Proceeds from notes receivable, related party	811	779
Net cash used in investing activities	(43,301)	(11,773)

Cash flows from financing activities
Repayment of long-term debt	(8,166)	(14,255)
Repayment of notes payable - related parties	(4,725)	(6,578)
Proceeds from line of credit	50,000	-
Repayment of line of credit	(4,386)	(25,000)
Distributions	(93,000)	(69,000)
Net cash used in financing activities	(60,277)	(114,833)

Net change in cash and equivalents	31,547	15,852
Cash and equivalents, beginning of period	13,297	12,430
Cash and equivalents, end of period	$44,844	$28,282

Supplemental cash flow disclosures
Income taxes paid	$1,000	$825
Interest paid	3,732	1,264

See accompanying notes to the financial statements.

PRODUCTIVE TECH, INC.

NOTES TO FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business
ProductiveTech, Inc. (the “Company”), is incorporated in the state of New Jersey.  The Company is engaged in the business of managed and hosted services, information technology consulting services and sales of computer hardware.  Managed and hosted services include cloud services such as server backups and spam filtering.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Cash and cash equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Cash balances in banks are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Accounts Receivable
Accounts receivable are stated at the amounts management expects to collect.  An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Management has determined that no allowance is required at June 30, 2015 and December 31, 2014.

Revenue Recognition
Managed and hosted services are recognized at the first of each month, as services are prepaid to cover the month in which revenue is recognized. Consulting and project services are billed and revenue is recognized as services are provided. Product revenue is recorded as products are sold and delivered to customers. If the product to be sold requires a down payment, the payment is recorded as a customer deposit and is recognized as revenue once the product is delivered to the customer.

Property and Equipment
Property and equipment are stated at cost.  Depreciation is provided using the straight-line method over estimated useful lives of three to six years.  Leasehold improvements are amortized over the shorter of the useful life of the related asset or the period of the lease.

PRODUCTIVE TECH, INC.

NOTES TO FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory
Inventory, which consist of purchased finished goods, are stated at the lower of cost (first-in, first-out) or market.

Deferred Revenue
Deferred revenue consists of prepaid blocks of time deposited for future consulting services which will be earned as services are performed.

Income Taxes
The Company has elected S Corporation status for federal income tax, New Jersey and Pennsylvania corporation business tax purposes.  Under these elections, the Company is not a taxpaying entity for federal and state income tax purposes and, accordingly, no provision has been made for such income taxes, except for a minimum state corporate business tax.  The stockholders’ allocable share of the Company’s income or loss is reportable on their income tax returns.

Fair Value of Financial Instruments
The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable, accrued expenses, and other liabilities approximates fair value due to their short maturities.  The Company believes that its indebtedness approximates fair value based on current yields for debt instruments with similar terms.

Subsequent Events
The Company has evaluated events and transactions for potential recognition or disclosure through September 18, 2015, which is the date the financial statements were available to be issued.

2 - RELATED PARTY TRANSACTIONS

The Company borrowed funds from the stockholders to support the Company’s operations, as necessary.  As of June 30, 2015 and December 31, 2014 the amount due is $38,091 and $49,798, respectively.   During the six months ended June 30, 2015 a stockholder borrowed $20,000 from the Company. The advance was applied against amounts due to stockholder.  At June 30, 2015 the remaining balance due from the stockholder is $13,018 and is classified in other assets.  All stockholder loans and advances are non-interest bearing with no set maturity date.

PRODUCTIVE TECH, INC.

NOTES TO FINANCIAL STATEMENTS

2 - RELATED PARTY TRANSACTIONS (Continued)

In January 2013 the Company entered into a $10,000 note receivable with a related party.  The term of the loan is five years, maturing in January 2018, at an interest rate of 5%.  As of June 30, 2015 and December 31, 2014, the balance of the loan is $5,808 and $6,619, respectively.

3 - PROPERTY AND EQUIPMENT

Property and equipment, at cost, consist of the following:

	June 30, 2015	December 31, 2014
Computers and equipment	$221,725	$198,200
Leasehold improvements and other fixed assets	42,606	42,606
	264,331	240,806
Less - Accumulated depreciation and amortization	171,031	155,574
	$93,300	$85,232

4 - LINES OF CREDIT

The Company had a $50,000 revolving line of credit with Fulton Bank of New Jersey, guaranteed by the stockholders of the Company and an annual basis minimum thirty day zero balance requirement.  The collateral on the line included accounts receivable, inventory, property and equipment as pledged by the Company.  Interest is at prime rate plus 1.0% not less than 4.5% (4.5% at June 30, 2015).  On April 10, 2015 the Company, increased their borrowings up to $150,000 under this line.  The annual minimum thirty day zero balance requirement was replaced with required monthly principal payments of one thirty sixth of the balance outstanding.  The Company had $75,614 and $50,000 in borrowings against the line as of June 30, 2015 and December 31, 2014, respectively.

On April 10, 2015, the Company also opened a new $50,000 revolving line of credit with the same bank that is guaranteed by the stockholders of the Company and requires on an annual basis a minimum thirty day balance of zero.  The collateral on the line includes accounts receivable, inventory, property and equipment as pledged by the Company.  Interest is at prime rate plus 1.0% not less than 4.5% (4.5% at June 30, 2015).  The Company had $20,000 in borrowings against this line of credit as of June 30, 2015.

PRODUCTIVE TECH, INC.

NOTES TO FINANCIAL STATEMENTS

5 - NOTES PAYABLE

On May 31, 2012, the Company entered into a thirty six-month financing agreement with Leaf Capital Funding, LLC in the amount of $16,204 due May 31, 2015, which is guaranteed by the stockholders of the Company and collateralized by the assets purchased with the funds.   The monthly payment amount is $563 and has an imputed interest rate of 1.26% per month. As of December 31, 2014 the outstanding balance was $3,232 and the Company satisfied the outstanding balance as of June 30, 2015.

On December 23, 2014, the Company entered into a thirty-six month financing agreement with Leaf Capital Funding, LLC in the amount of $29,603 due December 23, 2017, which is guaranteed by the stockholders of the Company and collateralized by the assets purchased with the funds.   The monthly payment amount is $991 and has an imputed interest rate of 1.04% per month.  At June 30, 2015 and December 31, 2014 and the outstanding balance was $24,721 and $29,655, respectively.

Year Ending June 30,
2015	$9,337
2016	10,574
2017	4,810
$24,721

6 - CONCENTRATIONS OF CREDIT RISK

Accounts receivable from one customer represents approximately 18% and 11% of the total receivable balance as of June 30, 2015 and December 31, 2014, respectively. No customers accounted for more than 10% of revenue for the six months ended June 30, 2015 and 2014.

7 - COMMITMENTS

On December 17, 2012, the Company signed a three year lease commencing on January 1, 2013 and terminating on December 31, 2015, with a base rent of $1,750 per month.  On May 22, 2014, the lease agreement was amended for use of additional square footage increasing monthly base rent to $2,200, effective June 1, 2014.  As of June 30, 2015 there are no future minimum payments as the Company was acquired and the lease was taken over by the acquirer (see Note 8).  Total rent expense was approximately $13,800 and $11,175 for six months ended June 30, 2015 and 2014, respectively.

8 - SUBSEQUENT EVENTS

On July 6, 2015, the Company entered into an Asset Purchase Agreement and sold substantially all of the Company’s assets for total consideration of $1,360,000 to SWK Technologies, Inc. (“SWK”), a subsidiary of SilverSun Technologies, Inc. (“SSNT”). The consideration is comprised of $500,000 in cash and a promissory note for $600,000. The note is due in 60 months from the closing date and bears interest at a rate of two and one half (2.5%) percent.  Additionally in connection with the purchase agreement, SSNT issued 64,484 shares of common stock at a value of $260,000.  Subsequent to the sale of the Company’s assets, the Company no longer has ongoing operations.